As filed with the United States Securities and Exchange Commission on December 13, 2006

Registration No. 333-124542

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERVIDEO, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3300070
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

47350 Fremont Boulevard

Fremont, California 94538

(Address of principal executive offices)

INTERVIDEO, INC. 2003 STOCK PLAN

INTERVIDEO, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Steve Ro

President and Chief Executive Officer

47350 Fremont Boulevard

Fremont,

California 94538

(510) 651-0888

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Christopher DiFrancesco

Vice President, Legal, General Counsel

Corel Corporation

1600 Carling Avenue

Ottawa, Ontario Canada K1Z 8R7

(613) 728-0826

DEREGISTRATION OF SECURITIES

The Registration Statement on Form S-8 (Registration No. 333-124542) of Intervideo, Inc., a Delaware corporation (“Intervideo”), pertaining to the registration of 1,730,434 shares of Intervideo common stock, par value $0.001 per share (the “Registration Statement”), to which this Post-Effective Amendment No. 1 relates, was filed with the United States Securities and Exchange Commission on May 5, 2005.

On August 28, 2006, Corel Corporation, a corporation organized under the federal laws of Canada (“Corel”), Iceland Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Corel (“Merger Sub”), and Intervideo, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Intervideo (the “Merger”) with Intervideo surviving as a wholly-owned subsidiary of Corel.

By filing this Post-Effective Amendment No. 1 to the Registration Statement, Intervideo hereby deregisters all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment No. 1.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California on December 13, 2006.

/s/ STEVE RO
Steve Ro President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to the registration statement has been signed by the following persons in the capacities indicated on December 13, 2006.

Signature	Title

/s/ STEVE RO Steve Ro	President, Chief Executive Officer and Director (principal executive officer)

* Randall Bambrough	Chief Financial Officer (principal financial and accounting officer)

* Henry Shaw	Director

* George Haber	Director

* Joseph Liu	Director

Joseph Zaelit	Director

*By:	/s/ STEVE RO
Attorney-in-Fact